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                                                                     EXHIBIT 5.1


                           Kirkpatrick & Lockhart LLP
                              599 Lexington Avenue
                             New York, NY 10022-6030
                                 (212) 536-3900


                                __________, 2003

Access Integrated Technologies, Inc.
55 Madison Avenue, Suite 300
Morristown, NJ 07960

Ladies and Gentlemen:

         We have acted as special counsel in connection with the Registration Statement on Form SB-2 (File No. 333-107711) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), for the registration of 1,380,000 shares (the "Shares") of the Class A Common Stock, par value $.001 per share, of Access Integrated Technologies, Inc., a Delaware corporation (the "Company").

         You have requested our opinion as to the matter set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Third Amended and Restated Certificate of Incorporation, as amended, and Bylaws, as amended, and the corporate actions of the Company that provide for the issuance of the Shares, and we have made such other investigation, as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

         Our opinion set forth below is limited to the law of the State of Delaware.

         Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the prospectus included in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption "Legal matters". In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as defined in
Section 11 of the 1933 Act or the rules and regulations promulgated thereunder.

                                                      Yours truly,



                                                      Kirkpatrick & Lockhart LLP